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                                                                    EXHIBIT 23.1


Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-80462, 33-80568, and 33-80564) pertaining to the Discounted Stock Option Plan for Directors, 1991 Incentive Stock Option Plan and 1993 Stock Option Plan of Communications Central Inc. of our report dated August 19, 1996 (except for Notes 4 and 13, as to which the date is October 8, 1996) with respect to the consolidated financial statements and schedules of Communications Central Inc. in the Annual Report (Form 10-K) for the year ended June 30, 1996.


                                            Ernst & Young, LLP

Atlanta, Georgia
October 8, 1996